Exhibit 6.2

AMENDMENT NO. 1 TO

SECURED PROMISSORY NOTES

This AMENDMENT NO. 1 TO SECURED PROMISSORY NOTES (this “Amendment”), is made and entered into as of the 28th day of May, 2021, by and between Belpointe PREP, LLC, a Delaware limited liability company (the “Company”) and Belpointe REIT, Inc., a Maryland corporation (the “Holder”).

WHEREAS, on October 28, 2020, the Holder advanced the Company $35,000,000 pursuant to the terms of a secured promissory note (the “First Secured Note”) and, on February 16, 2021, the Holder advanced the Company $24,000,000 pursuant to the terms of a second secured promissory note (the “Second Secured Note” and together with the First Secured Note, the “Secured Notes”);

WHEREAS, the maturity date for each of the Secured Notes is as of June 30, 2021 (the “Maturity Date”); and

WHEREAS, the parties desire to amend the Maturity Date.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                   Amendment to Maturity Date. Section 2 in each of the Secured Notes is hereby amended and restated in its entirety to read as follows:

“2. Maturity. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, is due and payable on December 31, 2021 (the “Maturity Date”).”

2.                   Full Force and Effect. All of the terms and provisions of the Secured Notes, except as expressly modified herein, shall continue in full force and effect, and the Company hereby confirms each and every one of its obligations under the Secured Notes as further amended by this Amendment.

3.                   Integration. This Amendment constitutes the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

4.                   Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

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Signature page follows.]

1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Secured Promissory Notes to be duly executed as of the date first set forth above.

BELPOINTE PREP, LLC
By: Belpointe PREP Manager, LLC, its manager

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

BELPOINTE REIT, INC.

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: President and Chief Executive Officer